[Exhibit 4.2]

NO SALE, OFFER TO SELL OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS WARRANT OR ANY INTEREST THEREIN SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO SUCH TRANSACTION IS THEN IN EFFECT, OR THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THAT ACT.

     This Warrant will be void after 5:00 p.m. New York Time on October 3, 2012.


                ORDINARY SHARE PURCHASE WARRANT

WARRANT NO. 1

        To Subscribe for and Purchase Ordinary Shares of

               SIX DIAMOND RESORTS INTERNATIONAL

  (Transferability Restricted as Provided in Section 2 Below)


          THIS CERTIFIES THAT, for value received, FORDHAM FINANCIAL MANAGEMENT, INC., or registered assigns, is entitled to subscribe for and purchase from SIX DIAMOND RESORTS INTERNATIONAL (f/k/a as Matador Acquisition Corporation), a Cayman Island corporation (the "Company"), 542,839 fully paid and non-
                  -------
assessable ordinary shares of the Company at the Warrant Price during the period hereinafter set forth, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant is one of an issue of the Company's Ordinary Share purchase warrants (herein called the "Warrants"), identical
                                            --------
in all respects except as to the number of ordinary shares purchasable thereunder, and issued pursuant to the Placement Agent Agreement.

     1.   As used herein:

          (a)  "Ordinary Shares" shall initially refer to the
                ---------------
Company's Ordinary Shares, $.00320375 par value per share, as more fully set forth in Section 5 hereof.

          (b)  "Warrant Price" shall be $1.75 which is subject to
                -------------
adjustment pursuant to Section 4 hereof.

          (c)  "Placement Agent" shall refer to FORDHAM FINANCIAL
                ---------------
MANAGEMENT, INC.

          (d)  "Placement Agent Agreement" shall refer to the
                -------------------------
Placement Agent Agreement dated as of August 15, 2007 between the Company and the Placement Agent.

          (e)  "Warrants" shall refer to warrants to purchase
                --------
Ordinary Shares issued to the Placement Agent or its designees by the Company pursuant to the Placement Agent Agreement, as such may be adjusted from time to time pursuant to the terms of
Section 4 and including any Warrants represented by any certificate issued from time to time in connection with the transfer, partial exercise, exchange of any Warrants or in connection with a lost, stolen, mutilated or destroyed Warrant certificate, if any, or to reflect an adjusted number of Ordinary Shares.

          (f)  "Underlying Securities" or "Warrant Shares" shall
                ---------------------      --------------
refer to and include the Ordinary Shares issuable or issued upon exercise of the Warrants.

          (g)  "Holders" shall mean the registered holder of such
                -------
Warrants or any issued Underlying Securities.

          (h)  "Memorandum" shall mean the Company's Confidential
                ----------
Private Placement Memorandum dated August 15, 2007, which is being used (or was used) in connection with the private offering of Series 1 Preference Shares pursuant to the Placement Agent Agreement.

          (i)  "Placement Agent Securities" shall refer and mean
                --------------------------
the Warrants and Ordinary Shares issued and/or issuable upon exercise of the Warrants.

          (j)  "Offering" means the private offering of the
                --------
Company's Series 1 Convertible Preference Shares in accordance with the Memorandum.

          (k)  "Series 1 Preference Shares" means the Company's
                --------------------------
Series 1 Convertible Preference Shares, par value $.00320375 per share.

     2. Exercise and Payment. The purchase rights represented by this Warrant may be exercised by the holder hereof, in whole or in part at any time, and from time to time, during the period commencing the date hereof (the "Commencement Date") until
                                 -----------------
October 3, 2012 (the "Warrant Exercise Term"), by the
                      ---------------------
presentation of this Warrant, with the purchase form attached duly executed, at the Company's office (or such office or agency of the Company as it may designate in writing to the Holder hereof by notice pursuant to Section 14 hereof), and upon payment by the Holder to the Company in cash, or by certified check or bank draft of the Warrant Price for the Ordinary Shares. At the option of the Holder of this Warrant, the Warrant Price may be paid through a cashless exercise of this Warrant. The purchase price of the Ordinary Shares issuable pursuant to the Warrants, shall be payable in cash, by certified bank check and/or in lieu of cash, a warrant holder may exercise its Warrants through a cashless exercise. In this respect, at any time during the Warrant Exercise Term, the Holder may, at its option, exchange the Warrants, in whole or in part (a "Warrant Exchange"), into
                                      ----------------
the number of fully paid and non-assessable Warrant Shares determined in accordance with this Section 2, by surrendering the placement agent warrants which shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (A) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Share Number") less (B) the number of Warrant Shares equal
 ------------------
to the quotient obtained by dividing (i) the product of the Total Share Number and the existing Exercise Price (i.e. $1.75 per share) per Share by (ii) the Market Price (as hereafter defined) of an Ordinary Share. All documentation and procedures to be followed in connection with such "cashless exercise" shall be approved in advance by the Company, which approval shall be expeditiously provided and not unreasonably withheld.

     The Market Price of any Ordinary Shares to purchase shares so surrendered shall be based upon the value of the Ordinary Shares at the close of business on the day before exercise based upon the following: (i) if the Ordinary Shares are not listed and traded upon a recognized securities exchange and there is no report of stock prices with respect to the Ordinary Shares published by a recognized stock quotation service, by the Board of Directors of the Company in its reasonable discretion, it being understood that the Market Price per share shall not be less than the most recent sale of Ordinary Shares by the Company in an arms-length transaction occurring no more than six (6) months prior to the exercise in question; or (ii) if the Ordinary Shares are not then listed and traded upon a recognized securities exchange or quoted on the NASDAQ Stock Market, and there are reports of stock prices by a recognized quotation service, upon the basis of the last reported sale or transaction price of such stock as reported by a recognized quotation service, or, if there is no last reported sale or transaction price on the day before exercise, then upon the basis of the mean of the last reported closing bid and closing asked prices for such stock on the date nearest preceding that day; or (iii) if the Ordinary Shares shall be then listed and traded upon a recognized securities exchange or quoted on the NASDAQ Stock Market, upon the basis of the last reported sale or transaction price at which Ordinary Shares were traded on such recognized securities exchange or NASDAQ Stock Market or, if the Ordinary Shares were not traded on the day before exercise, upon the basis of the last reported sale or transaction price on the date nearest preceding that date. In the event the Company is acquired for either stock, notes, securities, cash or any combination thereof, the holders of the Warrants shall have the option to use the per share buyout price as the Market Price of the Ordinary Shares. The Company agrees that the Holder of the Warrants shall be deemed the record owner of such Ordinary Shares as of the close of business on the date on which the Warrants shall have been presented and payment made for such Ordinary Shares as aforesaid. Certificates for the Ordinary Shares so purchased shall be delivered to the Holder of the Warrants within a reasonable time, not exceeding five (5) days, after the rights represented by the Warrants shall have been so exercised. If the Warrants shall be exercised in part only, the Company shall, upon surrender of the Warrants for cancellation, deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Ordinary Shares which such Holder is entitled to purchase hereunder. Exercise in full of the rights represented by the Warrants shall not extinguish the registration rights under Section 9 hereof and Section 2 of the Placement Agent Agreement.

     3. Subject to the provisions of Section 8 hereof, (i) this Warrant is exchangeable at the option of the Holder at the aforesaid office of the Company for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Ordinary Shares as are purchasable hereunder; and (ii) this Warrant may, at the reasonable request of the Holder, be reasonably divided or combined with other Warrants which carry the same rights, in either case, upon presentation hereof at the aforesaid office of the Company together with a written notice, signed by the Holder hereof, specifying the names and denominations in which new Warrants are to be issued, and the payment of any transfer tax due in connection therewith.

     4.   Subject and pursuant to the provisions of this Section
4, the Warrant Price and number of Ordinary Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter in this Section 4.
                              ---------

          (a) In case the Company shall sell or issue either any of its Ordinary Shares or any rights, options, warrants or obligations or securities containing the right to subscribe for or purchase any Ordinary Shares ("Options") or exchangeable for
                                  -------
or convertible into Ordinary Shares ("Convertible Securities"),
                                      ----------------------
at a price per share, as determined pursuant to Section 4(b), less than the Warrant Price then in effect on the date of such sale or issuance, then the number of Ordinary Shares purchasable upon exercise of this Warrant shall be determined by multiplying the number of Ordinary Shares theretofore purchasable upon exercise of this Warrant by a fraction, (a) the numerator of which shall be the number of Ordinary Shares outstanding on the date of issuance of such Ordinary Shares, Options or Convertible Securities and (b) the denominator of which shall be the number of Ordinary Shares outstanding on the date prior to the date of issuance of such Ordinary Shares or Convertible Securities plus the number of Ordinary Shares which the aggregate consideration received by the Company upon such issuance would purchase on such date at the Warrant Price then in effect.

          (b)  The following provisions, in addition to other
provisions of this Section 4, shall be applicable in determining
                   ---------
any adjustment under Section 4(a):
                     ------------

               (1) In case of the issuance or sale of Ordinary Shares part or all of which shall be for cash, the cash consideration received by the Company therefor shall be deemed to be the amount of cash proceeds of such sale of shares less any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or any expenses incurred in connection therewith, plus the amounts, if any, determined as provided in Section 4(b)(2).

               (2) In case of the issuance or sale of Ordinary Shares wholly or partly for a consideration other than cash, the amount of the consideration other than cash received by the Company for such shares shall be deemed to be the fair value of such consideration as determined by a resolution adopted by the Board of Directors of the Company acting in good faith, less any compensation paid or incurred by the Company for any underwriting of, or otherwise in connection with such issuance; provided,
                                                   --------
however, the amount of such consideration other than cash shall
-------
in no event exceed the cost thereof as recorded on the books of the Company. In case of the issuance or sale of Ordinary Shares (otherwise than upon conversion or exchange) together with other stock or securities or other assets of the Company for a consideration which is received for both such Ordinary Shares and other securities or assets, the Board of Directors of the Company acting in good faith shall determine what part of the consideration so received is to be deemed to be the consideration for the issuance of such Ordinary Shares, less any compensation paid or incurred by the Company for any underwriting of, or otherwise in connection with such issuance, provided, however, the amount of such consideration other than cash shall in no event exceed the cost thereof as recorded on the books of the Company. In case at any time the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Ordinary Shares, then such Ordinary Shares issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

               (3) The price per share of any Ordinary Share sold or issued by the Company (other than pursuant to Options or Convertible Securities shall be equal to a price calculated by dividing (A) the amount of the consideration received by the Company, as determined pursuant to Section 4(b)(1) and
                                   ---------------
Section 4(b)(2), upon such sale of issuance by (B) the number of
---------------
Ordinary Shares sold or issued.

               (4) In case the Company shall at any time after the date hereof issue any Options or Convertible Securities the following provisions shall apply in making any adjustment pursuant to this Section 4:

                    (i) The price per share for which Ordinary
Shares are issuable upon the exercise of the Options or upon conversion or exchange of the Convertible Securities shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, by (B) the aggregate maximum number of Ordinary Shares issuable upon the exercise of such Option or upon the conversion or exchange of such Convertible Securities.

                    (ii) In determining the price per share for
which Ordinary Shares are issuable upon exercise of the Options or conversion or exchange of the Convertible Securities as set forth in Section 4(b)(4)(i) and in computing any adjustment
         -----------------
pursuant to Section 4(a): (A) the aggregate maximum number of Ordinary Shares issuable upon the exercise of such Convertible Securities shall be considered to be outstanding at the time such Options or Convertible Securities were issued and to have been issued for such price per share as determined pursuant to Section
                                                          -------
4(b)(4)(i) and (B) the consideration for the issuance of such
----------
Options or Convertible Securities and the amount of additional consideration payable to the Company upon exercise of such Options or upon the conversion or exchange of such Convertible Securities shall be determined in the same manner as the consideration received upon the issuance or sale of Ordinary Shares as provided in Section 4(b)(1) and Section 4(b)(2).
                      ---------------     ---------------

                    (iii)  On the expiration of such Options or
the termination of any right to convert or exchange any Convertible Securities, the number of Ordinary Shares subject to this Warrant shall forthwith be readjusted to such number of Ordinary Shares as would have obtained had the adjustments made upon the issuance of such Options or Convertible Securities been made upon the basis of the delivery of only the number of Ordinary Shares actually delivered upon the exercise of such Options or upon conversion or exchange of such Convertible Securities.

                    (iv) If the minimum purchase price per
Ordinary Share provided for in any Option or the rate at which any Convertible Securities are convertible into or exchangeable for Ordinary Shares shall change or a different purchase price or rate shall become effective at any time or from time to time (other than pursuant to any anti-dilution provisions of such Options or Convertible Securities) then, upon such change becoming effective, the number of Ordinary Shares subject to this Warrant shall forthwith be increased or decreased to such number of shares as would have been obtained had the adjustments made upon the granting or issuance of such Options or Convertible

Securities been made upon the basis of (l) the issuance of the number of Ordinary Shares theretofore actually delivered upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (2) the granting or issuance at the time of such change of any such Options or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price or rate of exchange or conversion.

               (5) Except as otherwise specifically provided herein the date of issuance or sale of Ordinary Shares shall be deemed to be the date the Company is legally obligated to issue such Ordinary Shares, or pursuant to paragraph 4(b)(4), the date the Company is legally obligated to issue any Option or Convertible Security. In case at any time the Company shall take a record date for the purpose of determining the Holders of Ordinary Shares entitled (i) to receive a dividend or other distribution payable in Ordinary Shares or in Options or Convertible Securities or (ii) to subscribe for or purchase Ordinary Shares, Options or Convertible Securities then such record date shall be deemed to be the date of issue or sale of the Ordinary Shares, Options or Convertible Securities deemed to have been issued or sold upon the declaration of such dividend or the making of such distribution or the granting of such right of subscription or purchase, as the case may be.

               (6) The number of Ordinary Shares outstanding at any given time shall not include treasury shares and the disposition of any such treasury shares shall be considered an issue or sale of Ordinary Shares for the purposes of this Section
4.

               (7)  Anything hereinabove to the contrary
notwithstanding, no adjustment shall be made pursuant to Section
4(a) to the Warrant Price, or to the number of Underlying
Securities upon:

                    (i)  The issuance or sale by the Company of
any Ordinary Shares, Series 1 Preference Shares (or Ordinary Shares issuable upon conversion of such Series 1 Preference Shares), Options or Convertible Securities pursuant to (A) the Warrants, (B) the Offering, (C) the Placement Agent Agreement,
(D) dividends on Series 1 Preference Shares payable in shares of Series 1 Preference Shares (including the issuance of Ordinary Shares issuable upon the conversion of such Series 1 Preference Shares), (E) the conversion or exchange of any security which is outstanding (and/or contemplated to be issued) on any closing date of the Offering which is convertible or exchangeable into Ordinary Shares, or (F) the exercise of any right, warrant or option which is outstanding on or about any closing date of the Offering or otherwise as described in the Memorandum (G) stock option plans which have been approved by the Company's Board of Directors (the "Board"), (H) any merger, acquisition, business
                -----
combination, joint ventures and/or technology and/or product acquisitions by the Company and/or any of its subsidiaries,
(I) commercial leasing or debt financing transactions approved by the Board with banks, equipment lessors or other financial institutions.

                    (ii) The issuance or sale of Ordinary Shares pursuant to the exercise of Options or conversion or exchange of Convertible Securities hereinafter issued for which an adjustment has been made (or was not required to be made) pursuant to the provisions of Section 4 hereof.

                    (iii) The increase in the number of Ordinary Shares subject to any Option or Convertible Security referred to in subsections (i) and (ii) hereof pursuant to the provisions of such Option or Convertible Securities designed to protect against dilution.

          (c) If the Company shall at any time subdivide its outstanding Ordinary Shares by recapitalization, reclassification or split-up thereof, the number of Ordinary Shares subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding Ordinary Shares by recapitalization, reclassification or combination thereof, the number of Ordinary Shares subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment to the Warrant Price pursuant to this Section shall become effective at the close of business on the record date for such recapitalization, reclassification, subdivision or combination.

          (d) If the Company after the date hereof shall distribute to all of the holders of its Ordinary Shares any securities or other assets (other than a distribution of Ordinary Shares or a cash distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the State of Delaware), the Board of Directors of the Company shall be required to make such equitable adjustment in the Warrant Price in effect immediately prior to the record date of such distribution as may be necessary to preserve to the Holder of this Warrant rights substantially proportionate to those enjoyed hereunder by such Holder immediately prior to the happening of such distribution. Any such adjustment made in good faith by the Board of Directors shall be final and binding upon the Holders and shall become effective as of the record date for such distribution.

          (e) No adjustment in the number of Ordinary Shares subject to this Warrant shall be required under this Section 4 hereof unless such adjustment would require an increase or decrease in such number of shares of at least 1% of the then adjusted number of Ordinary Shares issuable upon exercise of this Warrant, provided, however, that any adjustments which by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment; and provided further, however, that in case the Company shall at any time subdivide or combine the outstanding Ordinary Shares or issue any additional Ordinary Shares as a dividend, said percentage shall forthwith be proportionately increased in the case of a combination or decreased in the case of a subdivision or dividend of Ordinary Shares so as to appropriately reflect the same. If the Company shall make a record of the Holders of its Ordinary Shares for the purpose of entitling them to receive any dividend or distribution and legally abandon its plan to pay or deliver such dividend or distribution then no adjustment in the number of Ordinary Shares subject to the Warrant shall be required by reason of the making of such record.

          (f) Whenever the number of Ordinary Shares purchasable upon the exercise of this Warrant is adjusted, as provided in
Section 4, the Warrant Price shall be adjusted (to the nearest one tenth of a cent by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Ordinary Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Ordinary Shares so purchasable immediately thereafter.

          (g) In case of any reclassification of the outstanding Ordinary Shares (other than a change covered by Section 4(c) hereof or which solely affects the par value of such Ordinary Shares) or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of the outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Warrant Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a Holder of the number of Ordinary Shares of the Company obtainable upon the exercise of this Warrant immediately prior to such event; and if any reclassification also results in a change in Ordinary Shares covered by Section 4(c), the such adjustment shall be made pursuant to both this Section 4(g) and Section 4(c). The provisions of this Section 4(g) shall similarly apply to successive re-classifications, or capital reorganizations, mergers or consolidations, sales or other transfers.

          (h) (1) Upon occurrence of each event requiring an adjustment of the Warrant Price and of the number of Ordinary Shares obtainable upon exercise of this Warrant in accordance with, and as required by, the terms of this Section 4, the Company shall forthwith employ a firm of certified public accountants (who may be the regular accountants for the Company) who shall compute the adjusted Warrant Price and the adjusted number of Ordinary Shares purchasable at such adjusted Warrant Price by reason of such event in accordance with the provisions of this Section 4. The Company shall mail forthwith to the Holder of this Warrant a copy of such computation which shall be conclusive and shall be binding upon such Holder unless contested by such Holder by written notice to the Company within thirty
(30) days after receipt thereof by such Holder.

               (2) In case the Company after the date hereof shall propose (i) to pay any dividend payable in stock to the Holders of its Ordinary Shares or to make any other distribution (other than cash dividends) to the Holders of its Ordinary Shares, (ii) grant rights to subscribe to or purchase any additional shares of any class or any other rights or options, or
(iii) to effect any reclassification of Ordinary Shares (other than a reclassification involving merely the subdivision or combination of outstanding Ordinary Shares) or (iv) any capital reorganization or any consolidation or merger, or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Company, then in each such case, the Company shall obtain the computation described in Section
                                                      -------
4(h)(1) hereof and if an adjustment to the Warrant Price is
-------
required under this Section 4, the Company shall notify the
                    ---------
registered Holder of this Warrant of such proposed action, which shall specify the record date for any such action or if no record date is established with respect thereto, the date on which such action shall occur or commence, or the date of participation therein by the Holders of Ordinary Shares if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Warrant Price and the number, or kind, or class of shares or other securities or property obtainable upon exercise of this Warrant after giving affect to any adjustment which will be required as a result of such action. Such notice shall be given at least ten (10) days prior to the record date for determining Holders of the Ordinary Shares for purposes of any such action, and in the case of any action for which a record date is not established then such notice shall be mailed at least ten (10) days prior to the taking of such proposed action.

               (3) Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice, or any defect in any certificate or notice, pursuant to this
Section 4(h), shall not effect the legality or validity of the adjustment in the Warrant Price or in the number, or kind, or class or shares or other securities or property obtainable upon exercise of this Warrant or of any transaction giving rise thereto.

          (i) The Company shall not be required to issue fractional Ordinary Shares upon any exercise of this Warrant. As to any final fraction of an Ordinary Share which the Holder of this Warrant would otherwise be entitled to purchase upon such exercise, the Company shall pay the Holder the cash equivalent of such fraction of an Ordinary Share.

          (j)  Irrespective of any adjustments pursuant to this
Section 4 in the Warrant Price or in the number, or kind, or class of shares or other securities or other property obtainable upon exercise of this Warrant, this Warrant may continue to express the Warrant Price and the number of Ordinary Shares obtainable upon exercise at the same price and number of Ordinary Shares as are stated herein.

     5.   For the purposes of this Warrant, the terms "Ordinary
                                                       --------
Shares" or "Warrant Shares" shall mean (i) the class of stock
------      --------------
designated as Ordinary Shares, $.00320375 par value, of the Company on the date set forth on the first page hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such Ordinary Shares consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. If at any time, as a result of an adjustment made pursuant to Section 4, the securities or other
                            ---------
property obtainable upon exercise of this Warrant shall include shares or other securities of the Company other than Ordinary Shares or securities of another corporation or other property, thereafter, the number of such other shares or other securities or property so obtainable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Ordinary Shares contained in Section 4 and all other provisions of this Warrant
             ---------
with respect to Ordinary Shares shall apply on like terms to any such other shares or other securities or property. Subject to the foregoing, and unless the context requires otherwise, all references herein to Ordinary Shares shall, in the event of an adjustment pursuant to Section 4, be deemed to refer also to any
                       ---------
other securities or property then obtainable as a result of such adjustments.

     6.   The Company covenants and agrees that:

          (a) During the period within which the rights represented by the Warrant may be exercised, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of this Warrant, such number of its Ordinary Shares as shall be issuable upon the exercise of this Warrant; and if at any time the number of authorized Ordinary Shares shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purpose; the Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this Warrant;

          (b) All Ordinary Shares which may be issued upon exercise of the rights represented by this Warrant will, upon issuance be validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof; and

          (c) All original issue taxes payable in respect of the issuance of Ordinary Shares upon the exercise of the rights represented by this Warrant shall be borne by the Company but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the transfer of any Warrants.

     7. Until exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

     8. In no event shall this Warrant be sold, transferred, assigned or hypothecated except in conformity with the applicable provisions of the Act of 1933, as amended and as then in force (the "Act"), or any similar Federal statute then in force, and all applicable "Blue Sky" laws.

     9. The Holder of this Warrant, by acceptance hereof, agrees that, prior to the disposition of this Warrant or of any Ordinary Shares theretofore purchased upon the exercise hereof, under circumstances that might require registration of such securities under the Act, or any similar Federal statute then in force, such Holder will give written notice to the Company expressing such Holder's intention of effecting such disposition, and describing briefly such Holder's intention as to the disposition to be made of this Warrant and/or the securities theretofore issued upon exercise hereof. Such notice shall be given at least ten (10) days prior to the date of such disposition. Promptly upon receiving such notice, the Company shall present copies thereof to its counsel and the provisions of the following subdivisions shall apply:

          (a) If, in the opinion of such counsel, the proposed disposition does not require registration under the Act or qualification pursuant to Regulation A promulgated under the Act, or any similar Federal statute then in force, of this Warrant and/or the securities issuable or issued upon the exercise of this Warrant, the Company shall, as promptly as practicable, notify the Holder hereof of such opinion, whereupon such Holder shall be entitled to dispose of this Warrant and/or such Ordinary Shares theretofore issued upon the exercise hereof, all in accordance with the terms of the notice delivered by such Holder to the Company.

          (b) If, in the opinion of such counsel, such proposed disposition requires such registration or qualification under the Act, or similar Federal statute then in effect, of this Warrant and/or the Ordinary Shares issuable or issued upon the exercise of this Warrant, the Company shall promptly give written notice to the Holder of the Warrant, at the address thereof shown on the books of the Company.

          It should be noted that Section 2 of the Placement
                                  ---------
Agent Agreement provides for the following registration rights:

               The Placement Agent Warrants shall also
          contain one demand registration right and unlimited piggy-back registration rights with respect to the Warrant Shares, which right shall become effective after the expiration of 12 months after the completion of the Minimum Offering, and which right shall terminate 48 months thereafter. The demand registration right of the Warrant Shares, may be exercised by either the Placement Agent or a majority of the then holders of the Placement Agent Warrants and/or Warrant Shares. Any exercise of the demand and/or piggyback registration rights shall be at the sole expense of the Company except that the Company shall not be responsible for the sales or underwriters fees or commissions relating to the sale of the Warrant Shares.

     10. The Company agrees to indemnify, defend and hold harmless the holder of this Warrant, or of Underlying Securities issuable or issued upon the exercise hereof, from and against any claims and liabilities caused by any untrue statement of a material fact, or omission to state a material fact required to be stated, in any such registration statement, prospectus, notification or offering circular under Regulation A, except insofar as such claims or liabilities are caused by any such untrue statement or omission based on information furnished in writing to the Company by such holder, or by any other such holder affiliated with the holder who seeks indemnification, as to which the holder hereof, by acceptance hereof, agrees to indemnify, defend and hold harmless the Company.

     11. If this Warrant, or any of the Underlying Securities issuable pursuant hereto, require qualification or registration with, or approval of, any governmental official or authority (other than registration under the Act, or any similar Federal statute at the time in force), before such shares may be issued on the exercise hereof, the Company, at its expense, will take all requisite action in connection with such qualification, and will use its best efforts to cause such securities to be duly registered or approved, as may be required.

     12. This Warrant is exchangeable, upon its surrender by the registered holder at such office or agency of the Company as may be designated by the Company, for new Warrants of like tenor, representing, in the aggregate, the right to subscribe for and purchase the number of Ordinary Shares that may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Ordinary Shares as shall be designated by the registered holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or in the case of such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the registered holder a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of Ordinary Shares that may be subscribed for and purchased hereunder. Nothing herein is intended to authorize the transfer of this Warrant except as permitted by applicable law.

     13. Every Holder hereof, by accepting the same, agrees with any subsequent Holder hereof and with the Company that this Warrant and all rights hereunder are issued and shall be held subject to all of the terms, conditions, limitations and provisions set forth in this Warrant, and further agrees that the Company and its transfer agent may deem and treat the registered Holder of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

     14. All notices required hereunder shall be given by first-class mail, postage prepaid; if given by the holder hereof, addressed to the Company at 700 Gemini, Suite 100, Houston, TX 77056, with a copy to Morse & Morse PLLC, 1400 Old Country Road, Westbury, New York 11590, or such other address as the Company may designate in writing to the holder hereof; and if given by the Company, addressed to the holder at the address of the holder shown on the books of the Company.

     15. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement satisfactory in form to the Placement Agent, the due and punctual performance and observance of each and even covenant and condition of this Warrant to be performed and observed by the Company.

     16. (a) The Placement Agent is an accredited investor as such term is defined in the Securities Act of 1933, as amended (the "Act"), or Regulation D promulgated by the Securities and
      ---
Exchange Commission thereunder, and under applicable state securities laws. The Placement Agent is an accredited investor because it meets one or more of the following criteria:

               (1) It is a bank as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity.

               (2) It is a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity.

               (3)  It is a broker or dealer registered under
Section 15 of the Securities Exchange Act of 1934, as amended.

               (4)  It is an insurance company as defined in
Section 2(13) of the Act.

               (5) It is an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in section 2(a)(48) of that Act.

               (6) It is a Small Business Investment Company licensed by the U.S. Small Business Administration under section
301(c) or (d) of the Small Business Investment Act of 1958.

               (7) It is a plan established by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and that such plan has total assets in excess of $5,000,000.

               (8) (i) It is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, with the investment decisions being made by a plan fiduciary, as defined in section 3(21) of such Act, and the plan fiduciary is either a bank, insurance company, or registered investment adviser, or (ii) it is an employee benefit plan that has total assets in excess of $5,000,000, or (iii) it is a self-directed employee benefit plan and the investment decisions are made solely by persons that are accredited investors.

               (9) It is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

               (10) It is an organization described in Section
501(c)(3) of the Internal Revenue Code, corporation,
Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

               (11) It is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

               (12) It is an entity in which all the equity owners are accredited investors.

          (a) The Placement Agent has no present intention to sell the Warrant that it received as compensation in the Offering, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any part of the Warrant, or the Underlying Securities, to or through any person or entity;
provided, however, that by making the representations herein, the
--------  -------
Placement Agent does not agree to hold the Warrant or the Underlying Securities for any minimum or other specific term and reserves the right to dispose of the Warrant or the Underlying Securities at any time in accordance with Federal and state securities laws applicable to such disposition. The Placement
Agent acknowledges that it (i) has such knowledge and experience in financial and business matters such that the Placement Agent is capable of evaluating the merits and risks of its investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Warrant and the Underlying Securities and (iii) has been given full access to such records of the Company and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(b) The Placement Agent understands that the Warrants and the Underlying Securities must be held indefinitely unless such securities are registered under the Act or an exemption from registration is available. The Placement Agent acknowledges that it is familiar with Rule 144 under the Act ("Rule 144"), and that
                                             --------
the Placement Agent has been advised that Rule 144 permits resales only under certain circumstances. The Placement Agent understands that to the extent that Rule 144 is not available, the Placement Agent will be unable to sell any Warrants or Underlying Securities without either registration under the Act or the existence of another exemption from such registration requirement.

(c) The Placement Agent understands that the Warrants and the Underlying Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Placement Agent set forth herein in order to determine the applicability of such exemptions and the suitability of the Placement Agent to acquire the Warrants and the Underlying Securities. The Placement Agent understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Warrants or the Underlying Securities.

(d) The Placement Agent acknowledges that the Warrants and the Underlying Securities were not offered to the Placement Agent by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Placement Agent was invited by any of the foregoing means of communications. The Placement Agent, in making the decision to purchase the Warrants and the Underlying Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

     17. The validity, construction and enforcement of this Warrant shall be governed by the laws of the State of New York and jurisdiction is hereby vested in the Courts of said State in the event of the institution of any legal action under this Warrant.

     IN WITNESS WHEREOF, SIX DIAMOND RESORTS INTERNATIONAL has caused this Warrant to be signed by its duly authorized officers under its corporate seal, on October 3, 2007.

                              SIX DIAMOND RESORTS INTERNATIONAL


                              By:______________________________
                                 Frank DeLape, Chairman

                         PURCHASE FORM
                         To Be Executed
     Upon Exercise of Warrant, except for Cashless Exercise


The undersigned hereby exercises the right to purchase _______ Ordinary Shares evidenced by the within Warrant No. ___, according to the terms and conditions thereof, and herewith makes payment of the purchase price in full. The undersigned requests that certificates for such shares shall be issued in the name set forth below.

Dated:___________________, 200__
                                        Signature


                                        -----------------------------
                                        Print Name of Signatory

                                        Name to whom certificates are
                                        to be issued if different
                                        from above

                                        Address:

                                        -----------------------------

                                        -----------------------------

                                        -----------------------------


                                        -----------------------------
                                        Social Security No.
                                        or other identifying number

     If said number of shares shall not be all the shares purchasable under the within Warrant, the undersigned requests that a new Warrant for the unexercised portion shall be registered in the name of:


                                        -----------------------------
                                        (Please Print)

                                        Address:

                                        -----------------------------

                                        -----------------------------

                                        -----------------------------


                                        -----------------------------
                                        Social Security No.
                                        or other identifying number


                                        -----------------------------
                                                Signature

                          PURCHASE FORM
                      To Be Executed Upon
               Cashless Exercise of this Warrant


     The undersigned hereby exercises the right to purchase _______ Ordinary Shares evidenced by the within Warrant No. __ according to the terms and conditions thereof and the undersigned hereby submits warrants to purchase ________ Ordinary Shares as evidenced by the within Warrant No. ___ to be in full payment of the _______ Ordinary Shares exercised and purchased herein. The undersigned represents that certificates for such purchased shares shall be issued in the name set forth below:

Dated:___________________, 200__
                                        Signature


                                        -----------------------------
                                        Print Name of Signatory

                                        Name to whom certificates are
                                        to be issued if different
                                        from above

                                        Address:

                                        -----------------------------

                                        -----------------------------

                                        -----------------------------


                                        -----------------------------
                                        Social Security No.
                                        or other identifying number

     If said number of shares shall not be all the shares purchasable under the within Warrant, the undersigned requests that a new Warrant for the unexercised portion shall be registered in the name of :

                                        -----------------------------
                                        (Please Print)

                                        Address:

                                        -----------------------------

                                        -----------------------------

                                        -----------------------------


                                        -----------------------------
                                        Social Security No.
                                        or other identifying number


                                        -----------------------------
                                                Signature

                      FORM OF ASSIGNMENT


     FOR VALUE RECEIVED__________________________, hereby
Sells, assigns and transfers to ____________________ , Soc. Sec. No._______________________
[____________] the within Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ attorney to transfer such Warrant on the register of the within named Company, with full power of substitution.


                                        -----------------------------
                                                Signature

Dated:____________, 200__

Signature Guaranteed:


--------------------------